Exhibit 10.26

AMERICAN ELECTRIC TECHNOLOGIES, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

American Electric Technologies, Inc. (the “Company”), hereby grants to Grantee, and the Grantee hereby accepts, an award of restricted stock units (the “RSUs”) pursuant to the Company’s 2007 Employee Stock Incentive Plan (the “Plan”), subject to and upon the terms and conditions herein.

1. Identifying Provisions: As used in this Agreement, the following terms shall have the following respective meanings:

(a) Grantee: ______________________________________

(b) Date of Grant: _________________________________

(c) RSUs Granted: ________________________________

2. Delivery of Shares: Each RSU which has vested in accordance with the provisions in this Agreement will be exchanged for one (1) share of Company common stock issued to Grantee as soon as practicable after each RSU vests in accordance with the terms set forth herein.

3. Vesting of Restricted Stock Units: Subject to the provisions herein, the Restricted Stock Units granted by this Agreement will vest in the Grantee in accordance with the following provisions:

(a) As soon as reasonably practical after the publication of the audited financial statements of the Company for the fiscal year ending on December 31, 2008, the Company’s Compensation Committee (the “Committee”) shall determine and notify the Grantee of the extent to which the performance measures set forth in Grantee’s 2008 Salary/Bonus goals (the “Performance Measures”) have been achieved and the number of RSUs which shall be eligible to vest (the “Eligible to Vest RSUs”) upon satisfaction of Grantee’s continued employment pursuant to the provisions of Section 3(b) below. The RSUs that do not become Eligible to Vest RSUs pursuant to the preceding provisions of this Section 3(a) shall be deemed to have been forfeited as of December 31, 2008. The determination of the Committee concerning the achievement of the Performance Measures and the number of RSUs which shall be eligible to vest shall be final and binding upon the Company, the Grantee and all other persons entitled to receive shares upon vesting of RSUs.

(b) Subject only to the specific exceptions set forth below, 25% of the Eligible to Vest RSUs shall vest in the Grantee on the first anniversary of the Date of Grant and an additional 25% of the Eligible to Vest RSUs shall vest in the Grantee at the end of each successive one year period following the first anniversary of the Date of Grant. RSUs scheduled to vest on a certain date or upon the occurrence of a certain event will not vest in Grantee in accordance with any of the provisions of this Agreement, unless Grantee shall have been continuously employed by the Company or a subsidiary of the Company from the Date of Grant until the date such vesting is to occur.

(ii) Notwithstanding the vesting schedule set forth in Section 3(b), the RSUs shall vest in full as to 100% of the RSUs granted on the date of a Change of Control of the Company which occurs prior to the determination of the Eligible to Vest RSUs and as to 100% of the Eligible to Vest RSUs on the date of a Change of Control of the Company which occurs after the determination of the Eligible to Vest RSUs. For the purpose of this Agreement, Change of Control shall mean the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing thirty five percent (35%) or more of the total voting power represented by the Company’s then outstanding voting securities, other than those beneficial owners who acquired their securities from the Company in connection with the acquisition of M&I Electric Industries, Inc. (the “M&I Holders”), the descendants and heirs of the M&I Holders, trusts for the benefit of the M&I Holders, and their respective estates, guardians, conservators or committees.

(b) A change in the composition of the Company’s Board of Directors occurring within a twelve (12)-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

(c) Approval of the stockholders of the Company of a merger, reorganization or consolidation of the Company with any other corporation, other than a merger, reorganization or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity’s parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger, reorganization or consolidation;

(d) Approval by the stockholders of the sale or disposition by the Company of all or substantially all of its assets;

(e) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(iii) Notwithstanding the vesting schedule set forth in Section 3(b), in the event of the Grantee’s death or permanent and total disability while an employee of the Company or a subsidiary of the Company prior to the determination of the Eligible to Vest RSUs the RSUs shall vest in full as to 100% of the RSUs granted on Grantee’s termination of employment. If Grantee’s death or permanent and total disability occurs after determination of Grantee’s Eligible to Vest RSUs, then 100% of the Eligible to Vest RSUs shall vest in full on Grantee’s termination of employment.

(iv) Subject to the foregoing, the balance of the RSUs that have not vested at the time of Grantee’s termination of employment with the Company or a subsidiary of the Company for any reason will be forfeited and deemed cancelled as of the date of such termination and Grantee will have no further rights in such unvested RSUs.

4. Employment Matters: For the purposes of this Agreement, (i) a transfer of Grantee’s employment from the Company to a subsidiary of the Company or vice versa, or from one subsidiary to another, without an intervening period, shall not be deemed a termination of employment; (ii) if Grantee is granted an authorized leave of absence, Grantee shall be deemed to have remained in the employ of the company by which employed during such leave of absence; and (iii) Grantee’s employment by a subsidiary of the Company shall be considered terminated on the date that the company by which Grantee is employed is no longer a subsidiary of the Company. This Agreement does not give Grantee the right to continued employment by the Company or any of its subsidiaries in any capacity. The Company and its subsidiaries reserve the right to terminate Grantee’s employment at any time and for any reason even if such termination results in forfeiture of Restricted Stock Units granted herein.

5. Adjustments and Corporate Reorganizations: In the event that the outstanding shares of Company Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee, in the number of shares of Common Stock issuable upon vesting of the RSUs. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, the RSUs shall upon vesting thereafter entitle the Grantee to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Committee shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. If a fraction of a share of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole share of Common Stock.

6. Tax Matters: Grantee agrees to make arrangements acceptable to the Compensation Committee to pay any withholding or other taxes that may be due as a result of the vesting of Restricted Stock Units granted herein. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of RSUs granted herein, the Company shall have the right to require such payments from Grantee prior to delivery of Company common stock to the Grantee, or withhold such amounts from other payments due to Grantee from the Company or any subsidiary of the Company.

7. Requirements of Law and of Stock Exchanges: No certificate or certificates for shares of Company common stock shall be delivered to Grantee prior to the admission of such shares to listing on notice of issuance on any stock exchange or other securities market on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

8. Stock Incentive Plan: The Restricted Stock Units granted herein are subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Company’s 2007 Employee Stock Incentive Plan under which the Restricted Stock Units were granted, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without Grantee’s consent, of Grantee’s rights hereunder. Pursuant to said Plan, the board of directors of the Company or its Compensation Committee established for such purposes is vested with final authority to interpret and construe the Plan and the Restricted Stock Units granted herein, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee at the Company’s principal office. Terms not defined herein will have the same meanings as in the Plan.

9. Notices: Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to Grantee at the address given beneath Grantee’s signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

10. Laws Applicable to Construction: This Agreement, and any dispute arising from the relationship between the parties to this Agreement, shall be governed by Texas law, excluding any laws that direct the application of another jurisdiction’s laws.

11. Consent to Jurisdiction, Forum Selection and Waiver of Jury Trial: The Company and the Grantee hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Harris, State of Texas. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Harris, State of Texas shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR-CONSIDERATION, EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and made effective the day and year first above written.

AMERICAN ELECTRIC TECHNOLOGIES, INC.		GRANTEE:

By		Address:
Arthur G. Dauber
President

3